Table of Contents

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

XENETIC BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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XENETIC BIOSCIENCES, INC.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 4, 2020

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Xenetic Biosciences, Inc., a Nevada corporation (the “Company” or “Xenetic”). The meeting will be held on Friday, December 4, 2020 at 10:00 a.m. Eastern Time by means of a live virtual-only on-line webcast for the following purposes:

1.       To elect the Board’s nominees, Grigory G. Borisenko, James E. Callaway, Firdaus Jal Dastoor, Jeffrey F. Eisenberg, Dmitry Genkin, Roger Kornberg, Adam Logal and Alexey Vinogradov, to the Board of Directors to serve until the next annual meeting and their successors are duly elected and qualified.

2.       To ratify the selection by the Audit Committee of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020.

3.       To approve, by non-binding advisory vote, the resolution approving the named executive officer compensation (“Say on Pay”).

4.       To approve an amendment to the Company’s Articles of Incorporation to increase the authorized shares of the Company’s common stock.

5.       To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is October 5, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Friday,

December 4, 2020 at 10:00 a.m. local time by means of a live virtual-only on-line webcast.

The Proxy Statement, the Notice of the Annual Meeting and our Annual Report on Form 10-K

for the fiscal year ended December 31, 2019, as amended, are available at www.xeneticbio.com.

By Order of the Board of Directors

/s/ James Parslow

James Parslow

Secretary

Framingham, Massachusetts

October 13, 2020

You are cordially invited to attend the virtual-only Annual Meeting via the Internet by means of a live webcast. Whether or not you expect to participate in the virtual-only Annual Meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the internet as instructed in these proxy materials, as promptly as possible in order to ensure your representation at the virtual-only Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still participate and vote at the virtual-only Annual Meeting by visiting http://www.virtualshareholdermeeting.com/XBIO2020 and using your control number assigned to you on your enclosed proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. To register and receive access to the virtual meeting, registered stockholders and beneficial stockholders will need to follow the instructions applicable to them provided in the enclosed proxy statement. We hope that you will be able to participate. Your feedback and your vote are very important to us.

XENETIC BIOSCIENCES, INC.

40 Speen Street, Suite 102

Framingham, Massachusetts 01701

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On December 4, 2020

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

This proxy statement and the enclosed form of proxy are being sent to you because the Board of Directors of Xenetic Biosciences, Inc. (the “Company” or “Xenetic”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders, including at any adjournments or postponements thereof (the “Annual Meeting”). We intend to mail these proxy materials on or about October 13, 2020 to all stockholders of record entitled to vote at the Annual Meeting.

You are invited to attend the virtual Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

How do I register and attend the virtual-only Annual Meeting?

The meeting will be held on Friday, December 4, 2020 at 10:00 a.m. eastern time. All stockholders are invited to participate in the Annual Meeting. Under the circumstances surrounding the ongoing coronavirus, or COVID-19, pandemic, we have decided to forego the opportunity to meet with our stockholders in person this year to conduct the required annual business of the Company. Instead, the meeting will be held virtually over the Internet by means of a live audio webcast.

Only stockholders who owned common stock as of the close of business on October 5, 2020 will be entitled to attend the virtual meeting. Any stockholder wishing to attend the virtual-only Annual Meeting via the Internet can do so by following the instructions as applicable to the nature of your ownership of our common stock:

Stockholder of Record: Shares Registered in Your Name

If your shares are registered in your name with the Company’s transfer agent and you wish to attend the online-only virtual meeting, go to http://www.virtualshareholdermeeting.com/XBIO2020, enter the control number you received on your proxy card or notice of the meeting and follow the instructions.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

Beneficial stockholders who wish to attend the online-only virtual meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and request your 16 digit control number. Beneficial shareholders who have a valid control number will be allowed to register to attend and participate in the online-only meeting at http://www.virtualshareholdermeeting.com/XBIO2020.

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Stockholders participating in the virtual meeting will be in a listen-only mode and will not be able to speak during the webcast; however, in order to maintain the interactive nature of the virtual meeting, virtual attendees are able to:

•	Vote using the online meeting website; and
•	Submit questions or comments to the Company’s officers during the meeting via the virtual meeting webcast.

You will not be able to vote or submit questions unless you register for and log in to the virtual meeting website as described above.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 5, 2020 will be entitled to vote at the Annual Meeting. On this record date, there were 6,296,227 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 5, 2020 your shares were registered directly in your name with the Company’s transfer agent, Empire Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote using the online meeting website at the virtual meeting or vote by proxy, as described below. Whether or not you plan to attend the virtual meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 5, 2020 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting via the virtual meeting webcast, however, since you are not the stockholder of record, you may not vote your shares at or participate in the virtual meeting unless you request and obtain a valid proxy from your broker or other agent, as described below.

What am I voting on?

There are four matters scheduled for a vote:

•	Election of eight directors;

•	Ratification of the selection by the Audit Committee of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020;

•	Approval, on an advisory, non-binding basis, of the compensation of our named executive officers; and

•	To approve an amendment to the Company’s Articles of Incorporation to increase the authorized number of shares of the Company’s common stock (the “Common Stock Amendment”).

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What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “FOR” all the nominees to the Board of Directors or you may “WITHHOLD” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “FOR” or “AGAINST” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote using the online meeting website during the Annual Meeting (as noted above), vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the internet. Whether or not you plan to attend the virtual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual meeting and vote using our online meeting website even if you have already voted by proxy.

•	To vote during the virtual Annual Meeting, register for and log in to http://www.virtualshareholdermeeting.com/XBIO2020 as described above using your control number from the enclosed proxy card.

•	To vote using the proxy card, simply mark, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Eastern Time on December 3, 2020 to be counted.

•	To vote through the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your internet vote must be received by11:59 p.m. Eastern Time on December 3, 2020 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote using the online meeting website during the virtual Annual Meeting, you must obtain a valid control number from your broker, bank or other agent, as described above. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

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How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of October 5, 2020.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or by using the online meeting website during the virtual Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is deemed by applicable laws to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 and Proposal 3 without your instructions, but may vote your shares on Proposal 2 and Proposal 4 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of all eight nominees for director; “FOR” the ratification of Marcum LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2020; “FOR” the approval, on an advisory, non-binding basis, of the compensation of our named executive officers; and “FOR” the approval of the Common Stock Amendment to increase the aggregate number of authorized shares of the Company’s common stock by 37,500,000 shares. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

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Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy by any of the following methods:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 40 Speen Street, Suite 102, Framingham, Massachusetts 01701.

•	You may attend the virtual Annual Meeting and vote using the online meeting website, as discussed above. Simply attending the virtual meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by June 15, 2021 to our Corporate Secretary at 40 Speen Street, Suite 102, Framingham, Massachusetts 01701. However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2020 Annual Meeting, then the deadline will be a reasonable time before the Company begins to print and mail its proxy materials for the 2021 Annual Meeting. Upon determination by the Company that the date of the 2021 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2020 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q, or if impracticable, any means reasonably calculated to inform stockholders. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must do so by giving timely notice in writing to our Corporate Secretary and otherwise comply with the provisions of our Amended and Restated Bylaws. To be timely, our Amended and Restated Bylaws provide that we must have received the notice not less than 90 days or more than 120 days prior to the one-year anniversary of the date of the previous year’s Annual Meeting of Stockholders (the “Anniversary”); provided, however, that in the event that the date of next year’s Annual Meeting is more than 30 days before or more than 30 days after the Anniversary, notice must be delivered not earlier than the close of business on the 120th day prior to next year’s Annual Meeting and not later than the close of business on the later of (i) the 90th day prior to next year’s Annual Meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of next year’s Annual Meeting is first made by us. You are advised to review our Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes and, with respect to other proposals, votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes. Except for Proposal 4, broker non-votes have no effect and will not be counted towards the vote total for any proposal. For Proposal 4, broker non-votes and abstentions will have the effect of a vote “AGAINST”.

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What are “broker non-votes”?

If you are the beneficial owner of shares held in “street name,” your shares may constitute “broker non-votes.” Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker, bank or other nominee holding the shares as to how to vote. Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker, bank or other nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker, bank or other nominee can still vote the shares with respect to matters that are considered to be “routine,” but cannot vote the shares with respect to “non-routine” matters. Under applicable rules that generally apply to all brokers, bank or other nominees, on voting matters characterized as “routine,” firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. On non-routine proposals, such “uninstructed shares” may not be voted by such firms. Only Proposal 2 and Proposal 4 are considered “routine” matters for this purpose and brokers, banks or other nominees generally have discretionary voting power with respect to such proposals. Proposal 1 and Proposal 3 are not considered a routine matter, and without your instructions, your broker cannot vote your shares for the proposal.

How many votes are needed to approve each proposal?

For the election of directors, the eight nominees receiving the most “FOR” votes from the holders of shares present in person or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. Broker non-votes will have no effect.

For Proposal 2, an affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively for this proposal is required to ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2020. If you mark your proxy to “ABSTAIN” from voting, it will have no effect. Broker non-votes will also have no effect.

For Proposal 3, an affirmative “FOR” vote of a majority of the shares cast affirmatively or negatively for this proposal is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. If you mark your proxy to “ABSTAIN” from voting, it will have no effect. Broker non-votes will also have no effect. Because the vote on the Say on Pay proposal is advisory, it will not be binding on the Board of Directors or the Company. However, the Compensation Committee will take into account the outcome of the Say on Pay vote when considering future executive compensation arrangements.

For Proposal 4, an affirmative “FOR” vote of stockholders that represent a majority of the voting power entitled to vote on the Common Stock Amendment. Broker non-votes and abstentions will have the effect of a vote “AGAINST” on the Common Stock Amendment.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least fifty percent (50%) of the outstanding shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 6,296,227 shares outstanding and entitled to vote. Thus, the holders of 3,148,114 shares must be present in person or represented by proxy at the meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting may adjourn the meeting to another date.

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How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The proxy statement, the Notice of the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended (the “Annual Report to Stockholders”), are available at www.xeneticbio.com.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with the rules of the SEC, we are furnishing our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as amended (the “Annual Report to Stockholders”), to our stockholders via the Internet. During the week of October 12, 2020, we will mail our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) that contains instructions on how to access our proxy materials on the Internet and how to vote. Other stockholders, in accordance with their prior requests, will receive an email with instructions on how to access our proxy materials and vote, or will be mailed paper copies of our proxy materials and a proxy card or voting form. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by email by following the instructions contained in the Notice of Internet Availability.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 4, 2020

The 2020 Proxy Statement and 2019 Annual Report to Stockholders are available online at:

•         http://www.virtualshareholdermeeting.com/XBIO2020; and

•         www.xeneticbio.com.

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Proposal 1

Election of Directors

Our Board of Directors (“Board”) consists of eight directors. There are eight nominees for director this year. Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. It is our policy to encourage nominees for directors to attend the Annual Meeting. At the Company’s last annual meeting of stockholders, which was held in December of 2019, seven of our Board members attended the meeting and were available to be heard by those present at the meeting.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, the eight nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by us. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Name	Age	Position
Mr. Jeffrey Eisenberg	54	Chief Executive Officer and Director
Dr. Grigory Borisenko	51	Director
Dr. James Callaway	64	Director (1), (2), (3)
Mr. Firdaus Jal Dastoor, FCS	68	Director (1), (2)
Dr. Dmitry Genkin	51	Director
Dr. Roger Kornberg	73	Director (3)
Mr. Adam Logal	42	Director (1),(2,)(3)
Dr. Alexey Vinogradov	50	Director

____________

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating and Corporate Governance Committee

Jeffrey F. Eisenberg was appointed our Chief Executive Officer on October 26, 2017, after serving as Chief Operating Officer since December 2, 2016, and has served as a member of our Board since July 2016. Mr. Eisenberg previously worked at Noven Pharmaceuticals, Inc. (“Noven”), a subsidiary of Hisamitsu Pharmaceutical, Inc., where he held various positions of increasing responsibility, most recently serving from 2009-2016 as Noven’s president, chief executive officer and as a member of its board of directors. Mr. Eisenberg previously served as an independent director for Mabvax Therapeutics Holdings, Inc. from February 2016 until his resignation in July 2018. Mr. Eisenberg obtained his J.D. at Columbia University Law School and a B.S. in Economics from the Wharton School, University of Pennsylvania. We believe Mr. Eisenberg’s significant life science executive experience and leadership experience in the areas of R&D, operations, manufacturing/quality, business development, strategic partnering, product development, commercialization, and human resources provides him with the appropriate set of skills to serve as a member of our Board.

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Grigory Borisenko, PhD, was appointed to the Board in September 2019. Mr. Borisenko is the Investment Director of RUSNANO Management Company LLC, a venture capital & private equity management company in Russia. Mr. Borisenko has over 20 years of scientific, management and strategic experience in the life science field. Mr. Borisenko has specialized in investment projects in life science since 2012, and from 2009 through 2012, he was a head of the pharmaceutical sector of the Department of Science and Technology Expertise at the state corporation, RUSNANO. Mr. Borisenko currently serves on the board of directors for two biotechnology companies, Atea Pharmaceuticals, Inc. and Adastra Pharmaceuticals, Inc., and from 2011 to 2014, served on the board of directors of Nearmedic Pharm LLC. Prior to his investment career, Mr. Borisenko held academic appointments with the University of Pittsburgh, Russian State Medical University and Institute of Medico-Biological Problems. He has co-authored over 50 peer-reviewed publications in leading biochemistry and cell biology journals. Mr. Borisenko received his M.S. and Ph.D. from the Russian State Medical University, and is a recipient of Fogarty International and International Fellowship Awards from NIH. We believe Mr. Borisenko’s extensive background in the life sciences and biotechnology industries provide him with the appropriate set of skills to serve as a member of our Board.

James Callaway, PhD was appointed to the Board on August 14, 2017. Dr. Callaway has over 30 years of experience in the execution of product development operations for biotherapeutics and currently serves as an independent board member of KalGene Pharmaceuticals (“KalGene.”) Dr. Callaway is a seasoned CEO within the venture-backed biotech community and over the course of his career he has built and operated several companies, transforming each from research companies to clinical stage operating entities. He also serves as a Corporate Strategy Consultant to the biotech community at Callaway Innovations. Dr. Callaway has served as CEO of privately-held biotech companies including KalGene, a company focused on disease-modifying therapies in Alzheimer’s Disease, ArmaGen, Inc., a BBB transport company, and CEBIX, Inc., a diabetic neuropathy company. Prior to these efforts, Dr. Callaway held multiple senior leadership positions at Elan Pharmaceuticals, including simultaneously acting as Head of Development and overseeing the complex partnership with Wyeth Pharmaceuticals in the Alzheimer’s disease immunotherapy program. He has developed antibodies for a wide-range of therapeutic applications over the past two decades, including treatments of multiple sclerosis (Tysabri®: pharmaceutical development), Alzheimer’s disease (bapineuzumab: Program Executive), and blood-brain barrier transport, and has worked with the United States Food and Drug Administration on multiple orphan drug development programs. We believe Dr. Callaway’s significant life sciences executive, leadership and strategic experience in the area of biotherapeutics provides him with the appropriate set of skills to serve as a member of our Board.

Firdaus Jal Dastoor, FCS, was initially appointed as a member of our Board in January 2014 pursuant to terms of the agreement of our acquisition of Xenetic U.K. He has been employed by the Cyrus Poonawalla Group, a conglomerate in India with interests in horse racing and breeding, biotech, engineering and hotels, in business development strategies and operational roles since October 1981. Mr. Dastoor is currently a Group Director in charge of Finance and Corporate Affairs and Company Secretary of the Serum Institute of India Private Limited at the Cyrus Poonawalla Group, one of our significant stockholders. He has been a Fellow Member of The Institute of Company Secretaries of India since 1990. Mr. Dastoor is on the board of several private companies operating in the fields of engineering products, life sciences and biotech, international trade, financial services and quality standards certifications. Mr. Dastoor received a B.A. in Commerce from the University of Poona. We believe Mr. Dastoor’s knowledge of investments in the life sciences and biotechnology industries, and his finance and business development background provide him with the appropriate set of skills to serve as a member of our Board.

Dmitry Genkin, MD, was appointed to the Board on August 14, 2017. Dr. Genkin previously served on the Company’s Board of Directors from 2004-2016. He has the Russian equivalent of an MD in Internal Therapy and studied drug delivery under Professor Gregory Gregoriadis at The School of Pharmacy, University of London in 1992, as well as the Department of Clinical Pharmacology at Karolinska Hospital, Stockholm from 1992 until 1993. Since 2005, Dr. Genkin has served as Executive Chairman of PJSC Pharmsynthez, a public company and a significant stockholder of Xenetic. Prior to that time, Dr. Genkin headed a number of Russia’s largest pharmaceutical companies including Pharmavit, a large player in the Russian pharmaceutical market. In 1998, he was awarded the silver medal by the Russian Natural Science Academy. We believe Dr. Genkin’s significant life sciences, biotechnology and international background provide him with the appropriate set of skills to serve as a member of our Board.

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Dr. Roger Kornberg has served as a member of our Board since February 2016. Dr. Kornberg is a member of the U.S. National Academy of Sciences and the Winzer Professor of Medicine in the Department of Structural Biology at Stanford University. He earned his B.S. in chemistry from Harvard University in 1967 and his Ph.D. in chemical physics from Stanford in 1972. He became a postdoctoral fellow at the Laboratory of Molecular Biology in Cambridge, England and then an assistant professor of biological chemistry at Harvard Medical School in 1976, before moving to his present position as professor of structural biology at Stanford Medical School in 1978. In 2006, Dr. Kornberg was awarded the Nobel Prize in Chemistry in recognition for his studies of the molecular basis of Eukaryotic Transcription, the process by which DNA is copied to RNA. Dr. Kornberg is also the recipient of several awards, including the 2001 Welch Prize, the highest award granted in the field of chemistry in the United States, and the 2002 Leopald Mayer Prize, the highest award granted in the field of biomedical sciences from the French Academy of Sciences. We believe Dr. Kornberg’s prior experience serving on the boards of directors of large organizations as well as his scientific background provides him with the appropriate set of skills to serve as a member of our Board.

Adam Logal was appointed to the Board in August 2017. Mr. Logal has over 18 years of experience in the biopharmaceuticals industry. Since April 2014, Mr. Logal has served as Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of OPKO Health, Inc., a publicly-traded company, and from March 2007 until April 2014 served as OPKO’s Vice President of Finance, Chief Accounting Officer and Treasurer. Mr. Logal served as a director of VBI Vaccines, Inc., a publicly-traded company, from May 2015 through October 2018 and served as its Audit Committee Chairman. Prior to joining OPKO, Mr. Logal served in various financial management roles at Nabi Biopharmaceuticals, a commercial stage biopharmaceutical company. Mr. Logal is a strategic finance executive with extensive experience in SEC compliance and reporting, domestic and international finance, strategic planning, cash flow management, budgeting, taxation, treasury and business development. We believe Mr. Logal’s extensive financial experience with public companies in the life sciences industry provides him with appropriate set of skills to serve as a member of our Board.

Alexey Vinogradov has served as a member of our Board since July 2019. Dr. Vinogradov currently serves as Business Development Director and Operations Director at Cantreva LLC, a Russian company with extensive specialized experience of delivering services in the field of renewable energy (solar, wind, hydro power), performing works on a “turnkey” basis since September 2017. Dr. Vinogradov previously served as General Manager at Togas Middle East LLC in Dubai, UAE from May 2015 to May 2017. Prior to that, Dr. Vinogradov served as branch manager at Togas Group LLC in Russia from March 2012 to November 2016. We believe Dr. Vinogradov’s experience in business communication, international business development and financial analytics provides him with the appropriate set of skills to serve as a member of our Board.

There are no family relationships among any of our directors and executive officers and, to the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings which are required to be disclosed pursuant to the rules and regulations of the SEC.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

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INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

During fiscal year 2019, the following served as a member of the Company’s Board of Directors: Jeffrey Eisenberg, Dr. Grigory Borisenko, Firdaus Jal Dastoor, Roman Knyazev, Dr. Roger Kornberg, Dr. Dmitry Genkin, Dr. Alexey Vinogradov, Dr. James Callaway, and Adam Logal. On September 25, 2019, Roman Knyazev resigned as a member of the Board. Drs. Alexey Vinogradov and Grigory G. Borisenko were appointed to the Board in July 2019 and September 2019, respectively. Directors shall hold office for a one-year term or until their successors have been duly elected and qualified. Vacancies on the Board resulting from death, resignation, disqualification, removal, or other causes can be filled by the affirmative vote of a majority of the directors then in office. Any director so elected, shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been duly elected and qualified. Each of the eight current directors was previously elected at the Company’s last annual meeting of stockholders to hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.

Independence of The Board of Directors

As required under the NASDAQ Stock Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with advisors to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively determined that the following directors were independent directors within the meaning of the applicable NASDAQ listing standards for the period during which they served as a member of the Board during fiscal year 2019: Dr. Callaway, Mr. Dastoor, Dr. Kornberg, Mr. Logal, Dr. Vinogradov and Dr. Borisenko. In making the independence determinations, the Board considered a number of factors and relationships, including without limitation (i) Dr. Borisenko’s employment as the Investment Director of Rusnano LLC, an entity affiliated with Pharmsynthez, the Company’s largest stockholder with ownership of approximately 7% of the Company’s issued and outstanding common stock, and (ii) the Company’s transactions with Hesperix SA and Dr. Vinogradov’s former status as a significant shareholder of Hesperix SA.

During fiscal year 2019, all members of our Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee were independent (as independence is currently defined in Rule 5605 of the NASDAQ listing standards).

Board Leadership Structure

We separate the roles of Chief Executive Officer and Board Chair in recognition of the differences between the two roles. The Board of Directors is currently chaired by independent director, Adam Logal, and our current Chief Executive Officer, Jeffrey Eisenberg, is our only employee-director. The Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Board Chair is responsible for leading the Board in the execution of its fiduciary duties. The Board Chair presides over meetings of the full Board. While we recognize that different board leadership structures may be appropriate for companies in different situations, we believe our current leadership structure is the optimal structure for the Company at this time.

Role of the Board in Risk Oversight

Our management is principally responsible for defining the various risks facing the Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. The Board’s principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of the Board in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company.

Meetings of The Board of Directors

The Board of Directors met four times during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which she or he served that were held during the portion of the last fiscal year for which she or he was a director or committee member, except as follows: Dr. Kornberg attended 25% of the Board meetings and did not attend the one Nominating and Corporate Governance Committee meeting held during 2019. At the Company’s last annual meeting of stockholders, which was held in December of 2019, seven of our Board members attended the meeting and were available to be heard by those present at the meeting.

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Information Regarding Committees of the Board of Directors

The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. During 2019, the Board also had two special committees: an Expense Management and Financing Oversight Committee and a Strategic Alternatives Committee, each of which was disbanded in September of 2019. The Company has adopted charters to govern the conduct, authority and responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

The following table provides membership and meeting information for fiscal 2019 for each of the standing Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Eisenberg
Grigory Borisenko(1)
James Callaway	X	X*	X*
Firdaus Jal Dastoor, FCS	X	X
Roman Knyazev(2)
Roger Kornberg			X
Dmitry Genkin
Adam Logal	X*	X	X
Alexey Vinogradov(3)
Total meetings in 2019 fiscal year	7	2	1

 *       Committee Chairperson

____________

(1)	On September 25, 2019, Grigory Borisenko was appointed to the Board of Directors.
(2)	On September 25, 2019, Roman Knyazev resigned as a member of the Board of Directors.
(3)	On July 19, 2019, Alexey Vinogradov was appointed to the Board of Directors.

Below is a description of each standing committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate, to carry out its responsibilities. The Board of Directors has determined that each member, during the portion of the relevant fiscal year for which such member has served, of each committee met or meets, as applicable, the applicable NASDAQ rules and regulations regarding “independence” and each member was or is, as applicable, free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Company’s Annual Report to Stockholders on Form 10-K.

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For the fiscal year 2019, the Audit Committee was composed of three directors: Mr. Dastoor, Dr. Callaway, and Mr. Logal (chair). The Audit Committee met seven times during fiscal year 2019. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at http://ir.xeneticbio.com/.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of our Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the NASDAQ listing standards).

The Board of Directors has also determined that Mr. Logal qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Logal’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer.

Report of the Audit Committee of the Board of Directors

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Mr. Adam Logal, Chairman

Dr. James E. Callaway

Mr. Firdaus Jal Dastoor, FCS

Compensation Committee

For the fiscal year 2019, the Compensation Committee was composed of three directors: Dr. Callaway (chair), Mr. Dastoor and Mr. Logal. All current members of our Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards). The Compensation Committee met twice during 2019 and acted on occasions by unanimous written consent. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at http://ir.xeneticbio.com/.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee our compensation strategy, policies, plans and programs, including:

•	establishment of corporate and individual performance objectives relevant to the compensation of our executive officers and directors and evaluation of performance in light of these stated objectives;

•	review and approval of the compensation and other terms of employment or service of our Chief Executive Officer; and

•	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

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The Compensation Committee determines salaries, incentives and other forms of compensation for the Chief Executive Officer and our executive officers and reviews and makes recommendations to the Board with respect to director compensation. The Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation, but may invite the Chief Executive Officer to be present during the approval of, or deliberations with respect to, other executive officer compensation. The Compensation Committee reviews and approves the terms of offer letters, employment agreements, severance agreements, change-in-control agreements, indemnification agreements and other material agreements between us and our executive officers. In addition, the Compensation Committee administers our stock incentive compensation and equity-based plans.

Compensation Committee Interlocks and Insider Participation

None of the individuals serving on the Compensation Committee during fiscal year 2019 were at any time during fiscal year 2019, an officer or employee of the Company and none have served as a former officer of the Company. See “Certain Related-Person Transactions” below for related party transactions involving Mr. Logal and Mr. Dastoor. None of our current executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the year ended December 31, 2019.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board, and developing a set of corporate governance principles for the Company.

For the fiscal year 2019, the Nominating and Corporate Governance Committee was composed of three directors: Dr. Callaway (chair), Mr. Logal and Dr. Kornberg. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met once during 2019. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at http://ir.xeneticbio.com/.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

While we do not have a formal diversity policy with respect to Board composition, the Board believes it is important for the Board to have diversity of knowledge base, professional experience and skills, and the Nominating and Corporate Governance Committee takes these qualities into account when considering director nominees for recommendation to the Board.

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The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for the Board of Directors should notify the Company’s Secretary or any member of the Nominating and Corporate Governance Committee in writing and include any supporting material the stockholder considers appropriate.  In addition, the Company’s Amended and Restated Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at its Annual Meeting of Stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to the Company’s Secretary and otherwise comply with the provisions of our Amended and Restated Bylaws. To be timely, our Amended and Restated Bylaws provide that we must have received the notice not less than 90 days or more than 120 days prior to the one-year anniversary of the date of the previous year’s Annual Meeting of Stockholders (the “Anniversary”); provided, however, that in the event that the date of next year’s Annual Meeting is more than 30 days before or more than 30 days after the Anniversary, notice must be delivered not earlier than the close of business on the 120th day prior to next year’s Annual Meeting and not later than the close of business on the later of (i) the 90th day prior next year’s Annual Meeting or (ii) the close of business on the 10th day following the day on which public announcement of the date of next year’s Annual Meeting is first made by us. Information required by our Amended and Restated Bylaws to be in the notice includes: (A) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder, the beneficial owner, if any, on whose behalf any such proposal or nomination is being made, and their respective affiliates and associates, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended, if such stockholder, such beneficial owner, or any affiliate or associate thereof, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (C) to the extent known by the stockholder, the name and address of any other security holder of the Company who owns, beneficially or of record, any securities of the Company and who supports any nominee proposed by such stockholder; and (D) a questionnaire and a representation and agreement, completed and signed by such person, as required by our Amended and Restated Bylaws.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Amended and Restated Bylaws and must be addressed to our Corporate Secretary, c/o Xenetic Biosciences, Inc., 40 Speen Street, Suite 102, Framingham, Massachusetts 01701. You can obtain a copy of our Amended and Restated Bylaws by writing to the Corporate Secretary at this address.

Our Nominating and Corporate Governance Committee recommended to the Board that it nominate each of Grigory G. Borisenko, James E. Callaway, Firdaus Jal Dastoor, Jeffrey F. Eisenberg, Dmitry Genkin, Roger Kornberg, Adam Logal and Alexey Vinogradov for election at the 2020 Annual Meeting.

Stockholder Communications With The Board Of Directors

Historically, we have not provided a formal process related to stockholder communications with the Board. All communications to our Board, our Board committees or any individual director, must be in writing and addressed to our Corporate Secretary, c/o Xenetic Biosciences, Inc., 40 Speen Street, Suite 102, Framingham, Massachusetts 01701. All communications will be reviewed by the Secretary and, unless otherwise indicated in such communication, submitted to the Board or an individual director, as appropriate.

Code of Business Conduct and Ethics

We have adopted the Xenetic Biosciences, Inc. Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on our website, www.xeneticbio.com, under “Investors” at “Corporate Governance.” If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we intend to promptly disclose the nature of the amendment or waiver on our website, to the extent required by the applicable rules and exchange requirements.

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Security Ownership of Certain Beneficial Owners and Management

The following table and footnotes set forth certain information known to us regarding beneficial ownership of our capital stock as of September 28, 2020 for:

•	each person known by us to be the beneficial owner of more than 5% of our capital stock;
•	our named executive officers;
•	each of our directors; and
•	all executive officers and directors as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days through the exercise of any stock option, warrants or other rights. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person or entity.

The percentage of shares beneficially owned is computed on the basis of 6,296,227 shares of our common stock outstanding as of September 28, 2020, on an as-converted basis. Shares of our common stock that a person has the right to acquire within 60 days after September 28, 2020 are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Xenetic Biosciences, Inc., at 40 Speen Street, Suite 102, Framingham, Massachusetts 01701.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned
Named Executive Officers and Directors
Jeffrey Eisenberg	33,751	(2)	*
James Parslow	14,584	(3)	*
Dr. Curtis Lockshin	17,060	(4)	*
Dr. Grigory Borisenko(5)	–		*
Dr. James Callaway	4,168	(6)	*
Firdaus Jal Dastoor	7,956	(7)	*
Dr. Dmitry Genkin(8)	99,285	(9)	1.6%
Dr. Roger Kornberg	6,252	(10)	*
Adam Logal	4,168	(11)	*
Alexey Vinogradov	211,781	(12)	3.4%
All executive officers and directors as a group (10 persons)	399,005	(13)	6.2%
5% Current Stockholders
PJSC Pharmsynthez(5) (8)	936,248	(14)	13.8%

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*	Represents beneficial ownership of less than one percent (1%).
(1)	Unless otherwise indicated below, this table is based upon corporate records, information supplied by officers, directors and, in the case of principal stockholders, information provided by our transfer agent.
(2)	The total beneficial ownership consists of 29,584 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020 and 4,167 vested restricted stock units.
(3)	The total beneficial ownership consists of 14,584 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(4)	The total beneficial ownership consists of 17,060 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(5)	Dr. Borisenko is employed by Rusnano LLC, an entity affiliated with Pharmsynthez.
(6)	The total beneficial ownership consists of 4,168 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(7)	The total beneficial ownership consists of 7,956 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(8)	Dr. Genkin is the Chairman of the Board of Directors of Pharmsynthez.
(9)	The total beneficial ownership consists of 93,602 shares of common stock owned directly and 5,683 shares issuable upon exercise of warrants and options that are exercisable within 60 days of September 28, 2020.
(10)	The total beneficial ownership consists of 6,252 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(11)	The total beneficial ownership consists of 4,168 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(12)	The total beneficial ownership consists of 186,781 shares of common stock owned directly and 25,000 shares issuable upon exercise of options that are exercisable within 60 days of September 28, 2020.
(13)	The total beneficial ownership consists of 280,383 shares of common stock owned directly, 114,455 shares issuable upon exercise of warrants and options that are exercisable within 60 days of September 28, 2020 and 4,167 shares of restricted stock units that are vested.
(14)	The total beneficial ownership consists of 447,122 shares of common stock owned directly or indirectly through SynBio, 451,244 shares issuable upon the conversion of Series B Preferred Stock and 37,882 shares issuable upon exercise of warrants that are exercisable within 60 days of September 28, 2020. SynBio is a wholly-owned subsidiary of Pharmsynthez. Pharmsynthez may be deemed to have shared voting and shared dispositive power with respect to all the shares owned by SynBio and therefore, Pharmsynthez may be deemed to be the beneficial owner of such shares. The address of PJSC Pharmsynthez is Office Center IT Park, 25 Liter ZH, Krasnogo Kursanta St., St. Petersburg, 197110, Russia.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our ordinary shares and other equity securities. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except that one Form 3 report was filed late by Dr. Alexey Vinogradov and one Form 4 report, covering an aggregate of one transactions, was filed late by Dr. Dmitry Genkin.

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Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Marcum LLP has audited our financial statements since 2015. Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Marcum LLP.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and December 31, 2018, by Marcum LLP, the Company’s principal accountant.

	2019	2018
Audit Fees	$170,972	$162,374
Audit-Related Fees	166,102	9,766
Tax Fees	–	–
All Other Fees	–	–
	$337,074	$172,140

Audit Fees

Audit fees include the total fees incurred in connection with the audit of our annual consolidated financial statements for each of the years ended December 31, 2019 and 2018.

Audit-Related Fees

Audit-related fees during the year ended December 31, 2019 include fees incurred in connection with our S-1, S-3 and S-4 registration statements filed throughout 2019. Audit related fees during the year ended December 31, 2018 include fees incurred in connection with our S-3 registration statement filed in September 2018.

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Audit and Non-Audit Services Pre-Approval Policy

The Audit Committee pre-approves all audit and non-audit accounting services provided by our independent, registered accounting firm. All audit and non-audit fee services described above were pre-approved by the Audit Committee.

Pursuant to the Board of Directors’ policy, to help ensure the independence of our independent registered public accounting firm, all auditing services and permitted non-audit services (including the terms thereof) to be performed for us by our independent registered public accounting firm must be pre-approved by the Audit Committee, subject to the de-minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, which are approved by the Audit Committee prior to the commencement of services.

Our Audit Committee approved and retained Marcum LLP to audit our consolidated financial statements for 2019. Our Audit Committee reviewed all services provided by Marcum LLP in 2019 and concluded that the services provided were compatible with maintaining its independence.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 2.

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Executive Officers

The following table sets forth information concerning our executive officers as of the date of this proxy statement.

Name	Age	Position
Jeffrey Eisenberg	54	Chief Executive Officer and Director
Dr. Curtis Lockshin	60	Chief Scientific Officer
James Parslow	55	Chief Financial Officer and Corporate Secretary

Jeffrey F. Eisenberg. Biographical information for Mr. Eisenberg is included above with the director biographies under the caption “Nominees.”

Dr. Curtis A. Lockshin initially joined us on a part-time basis in March 2014 as our Vice President of Research & Operations and was appointed our Chief Scientific Officer effective January 1, 2017. Dr. Lockshin has held several management positions at development and commercial stage biotechnology companies, with experience including discovery, preclinical and clinical development, as well as commercial manufacturing. Since May 2013, he has held the position of president and chief executive officer of Guardum Pharmaceuticals LLC (“Guardum”), a wholly owned subsidiary of PJSC Pharmsynthez, our controlling stockholder, a position which he continues to hold in addition to his position with us. Dr. Lockshin does not receive a salary for these services but did receive medical benefits and was covered under Guardum’s health plan through July 31, 2018. In addition, Dr. Lockshin has served as an officer or consultant of several biotechnology companies on a part-time basis, including as an officer of a series of related companies following multiple mergers beginning as chief executive officer and director of SciVac Therapeutics, Inc. and its subsidiary SciVac, Ltd., from September 2014 until July 2016. After SciVac Therapeutics, Inc.’s merger with VBI Vaccines, Inc. in July 2016, Dr. Lockshin served as chief technical officer of the merged company until December 2016. Dr. Lockshin is currently serving as a member of the board of directors of Phio Pharmaceuticals Corporation, a publicly traded clinical-stage RNAi company focused on immune-oncology, a position he has held since April 2013. Dr. Lockshin has an S.B. in Life Sciences and a Ph.D. in Biological Chemistry from the Massachusetts Institute of Technology. Since April 2004, Dr. Lockshin has also served as a member of the board of directors of the Ruth K. Broad Biomedical Research Foundation, a Duke University Support Corporation that supports basic research related to Alzheimer’s disease and neurodegeneration via intramural, extramural and international grants.

James Parslow was appointed our Chief Financial Officer on April 3, 2017. Mr. Parslow most recently served as Chief Financial Officer, Treasurer and Secretary of World Energy Solutions, Inc., a publicly-traded business-to-business e-commerce company brokering energy and environmental commodities, from 2006 until its acquisition by EnerNOC, Inc. in 2015. Since 2015, he has served as an independent consultant providing interim chief financial officer services to multiple emerging technology companies. Mr. Parslow is a Certified Public Accountant with 30 years of experience serving private and public companies in the biotech, clean tech, e-commerce, and high-tech manufacturing industries. He holds an A.B. in Economics and Accounting from the College of the Holy Cross and an M.B.A. with a concentration in Finance from Bentley University.

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Executive Compensation

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2019 and 2018, the compensation information for Jeffrey Eisenberg, our Chief Executive Officer, Dr. Curtis Lockshin, our Chief Scientific Officer, and James Parslow, our Chief Financial Officer. We refer to Messrs. Eisenberg, Lockshin, and Parslow herein, collectively, as our “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Jeffrey F. Eisenberg,	2019	$300,000	$–	$–	$287,088	$–	$15,564(2)	$602,652
Chief Executive Officer	2018	$300,000	$–	$–	$–	$–	$18,333	$318,333

James Parslow,	2019	$265,000	$–	$–	$99,857	$–	$22,963(3)	$387,820
Chief Financial Officer	2018	$265,000	$–	$–	$–	$–	$22,595	$287,595

Dr. Curtis Lockshin,	2019	$250,000	$–	$–	$112,339	$–	$21,454(4)	$383,793
Chief Scientific Officer	2018	$250,000	$–	$–	$–	$–	$9,584	$259,584

____________

(1)	The amounts represent the aggregate grant date fair value of stock options granted in the applicable fiscal year, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of this amount are set forth in Note 11 to our audited consolidated financial statements included in Item 8 of the Annual Report to Stockholders. Mr. Eisenberg, Mr. Parslow, and Dr. Lockshin were granted options to purchase 230,000 shares, 80,000 shares and 90,000 shares of common stock, respectively, during 2019.
(2)	Includes $15,564 for health and welfare plans.
(3)	Includes $22,963 for health and welfare plans.
(4)	Includes $21,454 for health and welfare plans.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to outstanding equity awards held by our named executive officers at December 31, 2019.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options, Exercisable		Number of Securities Underlying Unexercised Options, Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)
Jeffrey F. Eisenberg	19,168	(1)	–		40.92	12/2/2026	–		–
	6,944	(2)	3,473	(2)	25.32	10/26/2027	–		–
	–		–		–	–	1,389	(10)	$35,239
	–		230,000	(3)	1.31	12/4/2029	–		–

James Parslow	9,722	(4)	4,862	(4)	54.84	4/3/2027	–		–
	–		80,000	(5)	1.31	12/4/2029	–		–

Curtis Lockshin	1,213	(6)	–		55.08	12/31/2024	–		–
	1,263	(7)	–		55.08	9/6/2025	–		–
	9,722	(8)	4,862	(8)	51.60	1/1/2027	–		–
	–		90,000	(9)	1.31	12/4/2029	–		–

____________

(1)	392 shares vested 100% on the date of grant. Remainder vested one-third upon the first anniversary of the grant date, one-third of the remaining amount upon the second anniversary of the grant date and one-third of the remaining amount on the third anniversary of the grant date.
(2)	Vests one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(3)	Vests one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(4)	Vests one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(5)	Vests one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(6)	Vested one-third upon March 3, 2015, one-third upon March 15, 2016 and one-third upon March 15, 2017.
(7)	Vested one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(8)	Vests one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(9)	Vests one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.
(10)	References restricted stock units (“RSUs”) granted on October 26, 2017. Each RSU represents the right to receive one share of the Company’s common stock upon settlement, as defined. The RSUs vest one-third upon the first anniversary of the grant date, one-third upon the second anniversary of the grant date and one-third upon the third anniversary of the grant date.

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Employment Agreements with our Named Executive Officers

Employment Agreement with Mr. Eisenberg

We entered into an employment agreement with Mr. Eisenberg effective as of December 1, 2016 for him to serve as Chief Operating Officer (the “Original Agreement”). The Original Agreement was for an initial term of one year, and automatically renewed for successive one year periods unless either party gave notice to the other no later than 90 days prior to the expiration of the then-applicable term; provided, however, that we could terminate the Original Agreement at any time. Mr. Eisenberg’s annual salary under the Original Agreement was $300,000, and was subject to annual review and upward adjustment only by the Compensation Committee of the Board. Mr. Eisenberg was also eligible to receive a bonus equal to 35% of his annual salary based on the attainment of certain individual and/or Company goals established by the Board or a committee thereto. Mr. Eisenberg was also eligible to participate in our employee benefit, welfare and other plans, as may be maintained by us from time to time, on a basis no less favorable than those provided to other similarly situated executives of the Company. Mr. Eisenberg was also subject to certain customary confidentiality, non-solicitation and non-competition provisions.

Under the Original Agreement, if Mr. Eisenberg’s employment was terminated by us without “Cause” (as defined in the Original Agreement) or if he resigned for “Good Reason” (as defined in the Original Agreement), he was entitled to receive (i) six months of his then current base salary, paid over time in accordance with our payroll practices then in effect if he had been employed by us for six months or less, (ii) 12 months of his then current base salary, paid over time in accordance with our payroll practices then in effect if he had been employed by us for more than six months, (iii) a pro-rated annual bonus and (iv) payment of premiums for continued health benefits under COBRA for up to six months.

On October 26, 2017, the Company amended and restated the Original Agreement in order to employ Mr. Eisenberg as the Chief Executive Officer of the Company, effective as of the same date (the “Amended Agreement”). The terms of the Amended Agreement were substantially similar to the terms of the Original Agreement, except that Mr. Eisenberg is now eligible to receive a bonus equal to 50% of his annual salary based on the attainment of certain individual and/or Company goals established by the Board or a committee thereto, and if Mr. Eisenberg’s employment is terminated by us without “Cause” (as defined in the Amended Agreement) or if he resigns for “Good Reason” (as defined in the Amended Agreement), he will be entitled to receive (i) within thirty days following the date of termination, an amount equal to one times his then current base salary, (ii) a pro-rated annual bonus and (iii) payment of premiums for continued health benefits under COBRA for up to twelve months.

Employment Agreement with Mr. Parslow

We entered into an employment agreement with Mr. Parslow effective as of April 3, 2017 (the “Parslow Employment Agreement”). The Parslow Employment Agreement does not provide for a specified term of employment and Mr. Parslow’s employment will be on an at-will basis. Mr. Parslow will receive an initial annual base salary of $265,000 and is eligible to earn an annual cash incentive bonus, which is initially set at a target aggregate bonus amount of 35% of Mr. Parslow’s base salary, upon achievement of certain individual and/or Company performance goals set by the Compensation Committee. Mr. Parslow is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Mr. Parslow is also subject to certain customary confidentiality, non-solicitation and non-competition provisions.

If Mr. Parslow’s employment is terminated by the Company without “cause” (as defined in the Parslow Employment Agreement) or Mr. Parslow resigns for “good reason” (as defined in the Parslow Employment Agreement), after six months of employment but before his first anniversary with the Company, he will be entitled to receive (i) six months of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect and (ii) payment of premiums for continued health benefits under COBRA for up to six months. If Mr. Parslow’s employment is terminated by the Company without “cause” (as defined in the Parslow Employment Agreement) or Mr. Parslow resigns for “good reason” (as defined in the Parslow Employment Agreement), after his first anniversary with the Company, he will be entitled to receive (i) one year of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect and (ii) payment of premiums for continued health benefits under COBRA for up to one year.

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Employment Agreement with Dr. Lockshin

We entered into an employment agreement with Dr. Lockshin effective as of January 1, 2017 (the “Lockshin Employment Agreement”). The Lockshin Employment Agreement does not provide for a specified term of employment and Dr. Lockshin’s employment will be on an at-will basis. Dr. Lockshin will receive an initial annual base salary of $250,000 and is eligible to earn an annual performance-based cash incentive bonus, which is initially set at a target aggregate bonus amount of 35% of Dr. Lockshin’s base salary, upon achievement of certain individual and/or Company performance goals established by the Board or a committee thereto. Dr. Lockshin is also eligible to participate in the Company’s employee benefit, welfare and other plans, as may be maintained by the Company from time to time, on a basis no less favorable than those provided to other similarly-situated executives of the Company. Dr. Lockshin is also subject to certain customary confidentiality, non-solicitation and non-competition provisions.

If Dr. Lockshin’s employment is terminated by the Company without “Cause” (as defined in the Lockshin Employment Agreement) or Dr. Lockshin terminates his employment for “Good Reason” (as defined in the Lockshin Employment Agreement) and Dr. Lockshin executes and does not revoke a general release of claims against the Company, then he will be entitled to receive (i) one year of his then current base salary, paid over time in accordance with the Company’s payroll practices then in effect and (ii) payment of premiums for continued health benefits under COBRA for up to twelve months.

Potential Payments Upon Termination or Change of Control

Our named executive officers may be entitled to payments upon termination or change in control. The details of such payments are included in the description of their employment agreements above.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2019 with respect to compensation plans under which equity securities are authorized for issuance:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	672,202	(1)	$10.05	353,457
Equity compensation plans not approved by security holders	14,584	(2)	54.84	–
Total	686,786		$11.00	353,457

____________

(1)	Consists of 672,202 shares of our common stock to be issued upon the exercise of outstanding stock options and restricted stock units under the Xenetic Biosciences, Inc. Amended and Restated 2014 Equity Incentive Plan (the “Equity Plan”).
(2)	Represents inducement award granted to Mr. Parslow in 2017 in connection with his employment with the Company that was not covered under the Equity Plan in accordance with NASDAQ Listing Rule 5635(c)(4). The option has a ten-year term and is fully vested.

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Director Compensation

Each of our non-employee, independent directors is currently entitled to receive an annual retainer of $50,000, payable in equal quarterly installments, an option to acquire 25,000 shares of the Company’s common stock upon initial appointment to the Board, and an additional option to acquire 25,000 shares each year thereafter on the date of the Company’s annual meeting of stockholders. All members of our Board are reimbursed for their usual and customary expenses incurred in connection with their service on the Board, including out-of-pocket expenses, transportation, and airfare on the Company’s business.

Director Compensation Table

As an employee director during fiscal year 2019, Mr. Eisenberg did not receive any compensation for his Board service during the last completed year. The following table sets forth information for the year ended December 31, 2019 regarding the compensation awarded to, earned by or paid to our non-employee directors:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1)(2) ($)	All Other Compensation ($)	Total ($)
Dr. Grigory Borisenko (3)	$–	–	$–	–	$–
Dr. James E. Callaway	$50,000	–	$30,424	–	$80,424
Firdaus J. Dastoor	$50,000	–	$30,424	–	$80,424
Dr. Dmitry Genkin	$–	–	$–	–	$–
Dr. Roger Kornberg	$50,000	–	$30,424	–	$80,424
Mr. Adam Logal	$50,000	–	$30,424	–	$80,424
Dr. Alexey Vinogradov (4)	$22,639	–	$29,453	–	$52,092

____________

(1)	The amounts represent the aggregate grant date fair value of stock options granted during 2019. For a discussion of the assumptions and methodology used to calculate the value of our stock options, see Note 11 to our audited financial statements included in Item 8 of the Annual Report of Stockholders.

(2)	The table below shows the aggregate number of option awards outstanding for each of our non-employee directors as of December 31, 2019:

Name	Option Awards (#)
Dr. James Callaway	29,168
Firdaus J. Dastoor	32,956
Dr. Dmitry Genkin	3,157
Dr. Roger Kornberg	31,252
Adam Logal	29,168
Dr. Alexey Vinogradov	25,000

In addition, Dr. Genkin holds a warrant to purchase 2,526 shares of our common stock at $166.32 per share. These warrants are fully vested and expire in April 2021.

(3)  Dr. Borisenko joined the Board effective September 26, 2019 and has opted not to receive any compensation for his Board service.

(4)  Dr. Vinogradov joined the Board effective July 19, 2019.

See “Certain Relationships and Related Party Transactions” below for compensation arrangements involving specific members of the Board.

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Proposal 3

Approval By Non-Binding Advisory Vote Of The Resolution Approving Named Executive Officer Compensation

We have determined that our stockholders should vote on the compensation of our named executive officers each year, consistent with the preference expressed by our stockholders at the 2018 Annual Meeting of Stockholders. The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of named executive officers as reported in this proxy statement (commonly known as the “Say On Pay” vote). It is expected that the next vote on the frequency of a Say on Pay vote will occur at the 2024 Annual Meeting of Stockholders.

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a matter of good corporate governance, the Company is asking stockholders to approve the following Say on Pay advisory resolution at the Annual Meeting:

RESOLVED, that the stockholders of Xenetic Biosciences, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to the SEC’s disclosure rules, including the narrative discussion in the section entitled “Executive Compensation”, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2020 Annual Meeting of Stockholders.

This advisory resolution is not binding on the Company. Although non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will carefully review and consider the voting results when evaluating our named executive officer compensation.

The Board Of Directors Recommends a Vote

“For” The Say on Pay Proposal

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Proposal 4

Approval of The Common Stock Amendment

Our Board of Directors has adopted a resolution (i) approving an amendment to Article III of our articles of incorporation that would increase the number of authorized shares of common stock, par value $0.001 per share (the “Common Stock”), from 12,500,000 shares to 50,000,000 shares (the “Common Stock Amendment”) and (ii) directing that the Common Stock Amendment be submitted to the stockholders for approval at the Annual Meeting.

The Proposed Common Stock Amendment

If the proposed Common Stock Amendment is approved by our stockholders and subsequently filed with the Nevada Secretary of State, Article III of the articles of incorporation would be amended and restated in its entirety to read:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is sixty million (60,000,000) shares, consisting of two classes to be designated, fifty million (50,000,000) shall be designated as “Common Stock” and ten million (10,000,000) shares shall be designated as undifferentiated blank check “Preferred Stock,” with all of such shares have a par value of $.001 per share.

The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article III.”

Only the number of shares of Common Stock the Company is authorized to issue would be affected by the Common Stock Amendment. Except for this change, the proposed Common Stock Amendment would not affect any other provision of the articles of incorporation. If approved by a majority of holders of our outstanding shares of Common Stock entitled to vote as of the record date, we will file the Common Stock Amendment, in substantially the form attached hereto as Appendix A, with the Nevada Secretary of State.

Reasons for the Common Stock Amendment

Our Board believes that an increase in the number of authorized shares of the Company’s Common Stock from 12,500,000 shares to 50,000,000 shares is in the best interests of our stockholders. Increasing the number of authorized shares of Common Stock will enable us to engage in capital raising transactions and other strategic transactions involving the issuance of equity securities. We have limited capital and in order for us to execute on our business plan, including the continued research and development relating to our XCART technology, and remain viable as a going concern, we must have the flexibility to engage in capital raising transactions until we are able to generate sufficient revenue and cash flow.

We significantly rely on our authorized Common Stock for capital raising opportunities and other strategic transactions, among other things. If we do not increase the number of shares of our Common Stock authorized for issuance, we may be limited in future capital raising opportunities that would require the issuance of shares of our Common Stock. Increasing the number of authorized shares of Common Stock will enable us to issue Common Stock or securities convertible or exercisable into Common Stock to investors. Additionally, the increase in additional shares of Common Stock will allow us to issue shares of Common Stock or securities convertible or exercisable into Common Stock to strategic partners in connection with strategic partnerships, collaboration agreements, research and development agreements and other transactions that we may pursue from time to time. These transactions, if they can be successfully negotiated and consummated, will help us fund our business plan. Further, we rely on our authorized Common Stock to provide equity incentive opportunities in order to continue to attract, retain and motivate highly qualified management and key personnel. The increase in authorized shares of Common Stock would provide us with the flexibility in the event we need to issue additional shares of Common Stock or securities convertible or exercisable into Common Stock to employees. You should be aware that these potential capital raising transactions or other strategic transactions and potential incentive compensation awards involving the issuance of additional shares of Common Stock will have a dilutive effect on our existing stockholders, as further described in the section below titled “Effects of Increase.”

If the increase is not approved, we will be limited in our efforts to raise additional capital, engage in strategic transactions and issue additional equity incentive to retain the management and personnel in excess of what is currently reserved for future issuance under our Equity Plan. In such event, our operations, financial condition and our ability to continue as a going concern may be materially and adversely affected.

Notwithstanding the foregoing rationales for approving the increase in the authorized number of shares of our common stock, at the present time, we have no specific plans, agreements, arrangements, or understandings, written or oral, to issue the additional authorized shares that may become available if the Common Stock Amendment is approved.

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Number of Shares of Common Stock Currently Outstanding and Subject to Issuance

As of the record date, we had approximately 6.3 million shares of Common Stock issued and outstanding, excluding:

•	Approximately 0.7 million shares of Common Stock issuable upon the conversion of outstanding Preferred Stock;
•	Approximately 0.9 million shares of Common Stock issuable upon the exercise of outstanding options, warrants and restricted stock units;
•	Approximately 0.4 million shares of Common Stock reserved for future issuance under our Equity Plan; and
•	Approximately 7,000 shares of Common Stock issuable in connection with the Common Stock awards.

Effects of Increase

The additional authorized but unissued shares of Common Stock may generally be issued from time to time for such proper corporate purposes as may be determined by our Board or, as required by law or the rules of the Nasdaq Stock Market, with the approval and authorization of our stockholders. Our Board does not intend to solicit further stockholder approval prior to the issuance of additional shares of Common Stock, except as may be required by applicable law or by the rules of the Nasdaq Stock Market.

The possible future issuance of shares of our Common Stock or securities convertible or exercisable into our Common Stock could affect our current stockholders in a number of ways. The issuance of new shares of Common Stock will cause immediate dilution of the ownership interests and the voting power of our existing stockholders. New issuances of Common Stock may also affect the number of dividends, if any, paid to such stockholders and may reduce the share of the proceeds that they would receive upon the future liquidation, if any, of the Company.

In addition, the future issuance of shares of our Common Stock or securities convertible or exercisable into shares of our Common Stock could:

•	dilute and affect the market value of our trading securities;
•	dilute the earnings per share, if any, and book value per share of the outstanding shares of our Common Stock; and
•	make the payment of dividends on Common Stock, if any, potentially more expensive.

Anti-Takeover Effects

Although the Common Stock Amendment is not motivated by anti-takeover concerns and is not considered by our Board to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of our Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board determines is not in the best interests of our stockholders, thus diluting the ownership and voting rights of the person seeking to obtain control of our Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely: a hostile takeover of our Company by a third-party, a tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

Required Vote and Board of Directors Recommendation

Approval of this Proposal 4 requires the affirmative vote of stockholders that represent a majority of the voting power entitled to vote on the Common Stock Amendment.

The Board of Directors Recommends

a Vote in Favor of Proposal 4.

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Transactions With Related Persons

During the fiscal year ended December 31, 2019 and the fiscal year ended December 31, 2018, there was not, nor is there any currently proposed transaction or series of similar transactions to which Xenetic was or is to be a party in which the amount involved exceeded or exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any executive officer, director or holder of more than 5% of any class of voting securities of Xenetic and members of that person’s immediate family had, has or will have a direct or indirect material interest, other than as set forth in “Executive Compensation” and “Director Compensation Table” above and disclosed below.

Policy Regarding Related Party Transactions

Our Board adopted an updated written related party transaction policy on August 27, 2020 to set forth the policies and procedures for the review and approval or ratification of related party transactions, which replaced the policy previously adopted in November 1, 2016. Any transaction between the Company and its officers, directors, principal stockholders or affiliates is required to be on terms no less favorable to us than could be reasonably obtained in arms-length transactions with independent third-parties. Transactions described in this section that occurred prior to November 1, 2016 were not covered by the Company’s related party transaction policy. On March 16, 2018, our Board formed the Strategic Alternatives Committee (the “SAC”) to evaluate an alternative transaction and other strategic alternatives for the Company should they arise. James Callaway, an independent outside director of the Company, was appointed Chair of the SAC. The SAC had primary oversight over the XCART Technology acquisition and was disbanded in September 2019.

Certain Related Person Transactions

PJSC Pharmsynthez

Pharmsynthez (formerly, OJSC Pharmsynthez) is our largest stockholder with a share ownership of approximately 6% of the total issued and outstanding common stock at September 28, 2020. In addition to its common stock ownership, Pharmsynthez holds outstanding warrants to purchase our common stock and approximately 1.5 million shares of our issued and outstanding Series B Preferred Stock at September 28, 2020. Pharmsynthez was a related party of SynBio, LLC (“SynBio”), which is related party of ours, and acquired 100% of SynBio in February 2017. The combined ownership of Pharmsynthez and SynBio was approximately 7% at September 28, 2020. In addition, one of our directors, Dr. Dmitry Genkin, is the Executive Chairman of the board of directors of Pharmsynthez, and Dr. Grigory Borisenko, another one of our directors, is employed as the Investment Director of Rusnano LLC, an entity affiliated with Pharmsynthez. Additionally, one of our executive officers, Dr. Curtis Lockshin, is an officer of a wholly-owned subsidiary of Pharmsynthez. In November 2009, the Company entered into a collaborative research and development license agreement with Pharmsynthez (the “Pharmsynthez Arrangement”) pursuant to which the Company granted an exclusive license to Pharmsynthez to develop, commercialize and market six drug candidates based on the Company’s PolyXen and ImuXen technology in certain territories. In exchange, Pharmsynthez granted an exclusive license to the Company to use any preclinical and clinical data developed by Pharmsynthez, within the scope of the Pharmsynthez Arrangement, and to engage in further research, development and commercialization of drug candidates outside of certain territories at the Company’s own expense.

During the third quarter of 2019, the Company entered into a sponsored research agreement (the “SRA”) with Pharmsynthez related to experiments identified by the Company to support its efforts as it prepares for initial tech transfer of the XCART methods to a future academic collaborator. Under the agreement, the Company made a $350,000 payment to Pharmsynthez during the third quarter of 2019, which is refundable on a pro rata basis if the project is terminated prematurely as a result of Pharmsynthez failing to perform the work. On June 12, 2020 the Company and Pharmsynthez entered into a Master Services Agreement (“MSA”) that terminated and superseded the SRA.

During the fourth quarter of 2019, the Company entered into a loan agreement with Pharmsynthez (the “Pharmsynthez Loan”), pursuant to which the Company advanced Pharmsynthez an aggregate principal amount of up to $500,000 to be used for the development of a specific product under the Co-Development Agreement (as defined below). The Pharmsynthez Loan has a term of 15 months and accrues interest at a rate of 10% per annum. The Pharmsynthez Loan is guaranteed by all of the operating subsidiaries of Pharmsynthez, including SynBio and AS Kevelt, and is secured by all of the equity interests of the Company owned by Pharmsynthez and SynBio.

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During the second quarter of 2020, the Company and Pharmsynthez entered into the MSA to advance the development of the Company’s XCART technology for B-cell malignancies. Under the MSA, Pharmsynthez agreed to provide services pursuant to work orders agreed upon by the parties from time to time, which services include, but are not limited to, acting as the Company’s primary contract research organization to assist in managing collaborations with multiple academic institutions in Russia and Belarus. The Company is required to pay reasonable fees, expenses and pass-through costs incurred by Pharmsynthez in providing the services in accordance with a budget and payment terms set forth in each work order. Additionally, in the event that a work order provides for milestone payments, the Company is required to make such payments to Pharmsynthez, or third party service providers designated by Pharmsynthez, in accordance with the terms set forth in the work order, which milestone payments may be made, at the sole discretion of the Company, in cash or shares of the Company’s common stock. The MSA terminated and superseded the SRA between the Company and Pharmsynthez.

The Company and Pharmsynthez executed a work order on June 12, 2020 (the “Work Order”) under the MSA pursuant to which Pharmsynthez agreed to conduct a Stage 1 study of the Company’s XCART technology under the research program as set forth in the Work Order. The activities to be performed under the Work Order are currently expected to take approximately 20 months unless earlier terminated in accordance with the MSA. Under the terms of the Work Order, the Company is required to pay Pharmsynthez $51,000 as an initial payment for trial startup costs, which amount is credited against the amounts paid under the SRA. The Work Order provides for additional pass-through costs to be invoiced by Pharmsynthez upon execution of contracts with third party sites, which will be further credited against the SRA. The total cost under the Work Order is currently estimated to be approximately $1.8 million. Additionally, the Work Order provides for milestone payments of up to an aggregate of $1,050,000, or, in the Company’s sole discretion, up to an aggregate of 1,000,000 shares of the Company’s common stock, to be paid or issued, as applicable, by the Company upon achievement of milestones associated with completion of early stages of the research program as set forth in the Work Order.

SynBio LLC

SynBio was a holder of more than 5% of the Company’s outstanding common stock during fiscal 2018 and currently owns approximately 1% of our total outstanding common stock as of September 28, 2020 and all of our outstanding Series A Preferred Stock. In 2017, SynBio became a wholly-owned subsidiary of Pharmsynthez.

In August 2011, SynBio and the Company entered into a stock subscription and collaborative development of pharmaceutical products agreement (the “Co-Development Agreement”). The Company granted an exclusive license to SynBio to develop pharmaceutical products using certain molecule(s) based on SynBio’s technology and the Company’s proprietary technology (PolyXen, OncoHist and ImuXen) that prolongs the active life and/or improves the pharmacokinetics of certain therapeutic proteins and peptides (as well as conventional drugs). In return, SynBio granted an exclusive license to the Company to use the pre-clinical and clinical data generated by SynBio in certain agreed products and engage in the development of commercial candidates.

SynBio and the Company are each responsible for funding their own research activities. There are no milestone or other research-related payments due under the agreement other than fees for the supply of each company’s respective research supplies based on their technology, which, when provided, are due to mutual convenience and not representative of an ongoing or recurring obligation to supply research supplies. Serum Institute of India Limited (“Serum Institute”) has agreed to directly provide the research supplies to SynBio, where the Company is not liable for any failure to supply the research supplies as a result of any act or fault of Serum Institute. Upon successful commercialization of any resultant products, the Company is entitled to receive royalties on sales in certain territories and pay royalties to SynBio for sales outside those certain territories.

Through December 31, 2019, the Company and SynBio continued to engage in research and development activities with no resultant commercial products. The Company did not recognize revenue in connection with the Co-Development Agreement during the years ended December 31, 2019 and 2018.

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Serum Institute

Serum Institute was a holder of more than 5% of the Company’s outstanding common stock during fiscal 2018 and currently owns approximately 1% of our total outstanding common stock at September 28, 2020. In addition to its common stock ownership, Serum Institute holds outstanding warrants to purchase our common stock. One of our directors, Firdaus Jal Dastoor, is currently a Group Director in charge of Finance and Corporate Affairs and Company Secretary of Serum Institute. In August 2011, we entered into a collaborative research and development agreement with Serum Institute providing Serum Institute an exclusive license to use our PolyXen technology to research and develop one potential commercial product, PSA-EPO. Serum Institute is responsible for conducting all preclinical and clinical trials required to achieve regulatory approvals within the certain predetermined territories at Serum Institute’s own expense. Royalty payments are payable by Serum Institute to us for net sales to certain customers in the Serum Institute sales territory. Royalty payments are payable by us to Serum Institute for net sales received by us over the term of the license. There are no milestone or other research-related payments due under the collaborative arrangement.

Through December 31, 2019, we continued to engage in research and development activities with no resultant commercial products. No royalty revenue or expense was recognized by us related to the Serum Institute arrangement during the years ended December 31, 2019 and 2018.

Santersus Agreement

The Company intends to enter into a feasibility agreement and license option with Santersus SA, a Swiss corporation (“Santersus”), regarding the use of OncoHist in a medical device for extracorporeal blood purification. Santersus is an entity controlled by Dr. Genkin. This arrangement has not been executed by Santersus to date.

XCART Technology

On March 1, 2019, the Company entered into an agreement to acquire the novel Chimeric Antigen Receptor (“CAR”) T cell platform technology, referred to herein as “XCART” (the “Transaction”), a proximity-based screening platform capable of identifying CAR constructs that can target patient-specific tumor neoantigens, with a demonstrated proof of mechanism in B-cell Non-Hodgkin lymphomas. The XCART technology, developed by the Scripps Research Institute (the “Institute”) in collaboration with the Shemyakin-Ovchinnikov Institute of Bioorganic Chemistry (“IBCH”), is believed to have the potential to significantly enhance the safety and efficacy of cell therapy for B-cell lymphomas by generating patient- and tumor-specific CAR T cells. The Transaction closed on July 19, 2019.

In connection with the Transaction, on March 1, 2019, the Company entered into the Share Purchase Agreement, as amended (the “Share Purchase Agreement”), with Hesperix S.A., a Swiss Corporation (“Hesperix”), the owners of Hesperix (each, a “Seller” and collectively, the “Sellers”), and Alexey Vinogradov, as the representative of each Seller, pursuant to which the Company purchased from Sellers all of the issued and outstanding shares of capital stock of Hesperix. Upon closing the Transaction, on July 19, 2019, we issued 625,000 shares of our common stock in the Transaction, with approximately 406,250 shares issued to the shareholders of Hesperix and approximately 218,750 shares of common stock issued in connection with the OPKO Assignment Agreement. In connection with the Transaction, Dr. Alexey Vinogradov was appointed to the Board, effective as of the closing of the Transaction. Dr. Vinogradov acquired 186,781 shares of the Company’s common stock in connection with the closing of the transaction contemplated by the Share Purchase Agreement. Dr. Vinogradov was also a significant shareholder of Hesperix and a Seller in the Transaction. Additionally, Dr. Dmitry Genkin, one of our directors, was a director and significant shareholder of Hesperix. In addition, in connection with the Transaction, the Company repaid an approximate $225,000 loan that Dr. Genkin entered into with Hesperix.

In connection with the Transaction, Hesperix entered into an assignment agreement (the “Hesperix Assignment Agreement”) with IBCH, Pharmsynthez, and certain other parties thereto (collectively, the “Assignors”), pursuant to which, the Assignors have agreed, among other things, to sell, assign, transfer, and convey unto Hesperix all of their individual right, title, and interest throughout the world in and to patents related to “Articles And Methods Directed To Personalized Therapy Of Cancer,” and the related know-how. Hesperix has agreed to pay each of IBCH and Pharmsynthez a royalty rate in the low single digit range based on the net sales of products in each country in which, in absence of the Hesperix Assignment Agreement, the manufacture, use, offer for sale, sale, or importation of such product would infringe a valid claim of a patent. Dr. Dmitry Genkin, one of our directors, is the Executive Chairman of the board of directors of Pharmsynthez, and Dr. Grigory Borisenko, another one of our directors, is employed as the Investment Director of Rusnano LLC, an entity affiliated with Pharmsynthez. Additionally, one of our executive officers, Dr. Curtis Lockshin, is an officer of a wholly-owned subsidiary of Pharmsynthez.

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Also in connection with the Transaction, the Company entered into an assignment agreement (the “OPKO Assignment Agreement”) with OPKO Pharmaceuticals, LLC (“OPKO”), pursuant to which the Company will acquire and accept, all of OPKO’s right, title and interest in and to that certain Intellectual Property License Agreement (the “IP License Agreement”), entered into between the Institute and OPKO regarding certain patents related to “Articles And Methods Directed To Personalized Therapy Of Cancer” and in which the Institute agreed to grant an exclusive royalty-bearing license, to the patent rights owned by the Institute to OPKO, and OPKO has agreed to pay the Institute a royalty rate in the low single digit range based on the net sales of products in each country in which, in absence of the IP License Agreement, the manufacture, use, offer for sale, sale, or importation of such product would infringe a valid claim of a patent or pending application. Mr. Adam Logal, one of our directors, is Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Treasurer of OPKO Health, Inc., the parent company of OPKO.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are the Company’s stockholders will be “householding” our proxy materials. A single set of Annual Meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or the Company. Direct your written request to Xenetic Biosciences, Inc., to the attention of our Corporate Secretary, 40 Speen Street, Suite 102, Framingham, Massachusetts 01701 or contact our Corporate Secretary at 781-778-7720. Stockholders who currently receive multiple copies of these materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ James Parslow

James Parslow
Secretary

October 13, 2020

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2019, as amended, is available without charge upon written request to: Corporate Secretary, Xenetic Biosciences, Inc., 40 Speen Street, Suite 102, Framingham, Massachusetts 01701.

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APPENDIX A

BARBARA K. CEGAVSKE

Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Xenetic Biosciences, Inc.

Entity or Nevada Business Identification Number (NVID): NV20111523936

2. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

12,500,000 common shares, par value $0.001

10,000,000 preferred shares, par value $0.001

3. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 common shares, par value $0.001

10,000,000 preferred shares, par value $0.001

4. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issue share of the same class or series:

5. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

6. The required approval of the stockholders has been obtained.

7. Effective date and time of filing (optional):                      Date:                               Time:

                    (must not be later than 90 days after the certificate is filed)

8. Signature: (required):   X ________________________ ___________________________

Signature of Officer Title

A-1

XENETIC BIOSCIENCES, INC. 40 SPEEN STREET, SUITE 102 FRAMINGHAM, MA 01701

VOTE BY INTERNET

Before The Meeting - Go to - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on December 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/XBIO2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on December 3, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement, Form 10-K and Form 10-K/A are available at www.proxyvote.com.

XENETIC BIOSCIENCES, INC.
Annual Meeting of Stockholders
December 4, 2020, 10:00 AM EST
This proxy is solicited by the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Jeffrey F. Eisenberg and James Parslow, or either of them, as proxies of the undersigned (with full power to act without the other and to appoint his substitute) to attend and represent the undersigned at the virtual-only Annual Meeting of the Stockholders of Xenetic Biosciences, Inc. (the “Company”) to be held by means of a live on-line webcast at www.virtualshareholdermeeting.com/XBIO2020 on December 4, 2020 at 10:00 a.m. ET, and at any adjournments or postponements thereof, and to act and vote as indicated, upon all matters referred to on the previous page and described in the proxy statement relating to the annual meeting, all shares of common stock of the Company which the undersigned would be entitle to vote or act upon, with all powers the undersigned would possess, if personally present at the meeting and at any adjournments or postponements thereof.

This proxy, when properly executed and returned in a timely manner, will be voted as indicated herein. If no indication is made, then this proxy will be voted in accordance with the recommendation of the Board of Directors in favor of electing all eight director nominees and in favor of Proposals 2, 3 and 4. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Attendance of the undersigned at the meeting or at any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereof the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

Continued and to be signed on reverse side